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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC file Nos. 333-57413, 333-64505. and 333-73055) of
Condor Technology Solutions, Inc. of our report dated March 30, 2000, relating to the Annual Report of Condor Technology Solutions, Inc. which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS  LLP

McLean, Virginia
March 30, 2000








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